Exhibit 99.2

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, is entered into as of December 31, 2007, by and between LSQ Funding Group, L.C. (“Lender”), on the one hand, and Tri-S Security Corporation (“TSS”), Paragon Systems, Inc. (“Paragon”), The Cornwall Group, Inc., Vanguard Security, Inc., Forestville Corporation, Vanguard Security of Broward County, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc. (“Armor”), Protection Technologies Corporation, International Monitoring, Inc., and Guardsource Corp., on the other hand (collectively, “Borrower”).

RECITALS

A. Lender and Borrower have entered into that certain the Factoring Agreement dated October 19, 2005 by which Lender has provided a revolving credit facility to Borrower (“Revolving Facility”).

B. Borrower has requested that Lender provide a revolving credit facility to Borrower in place of the Revolving credit Facility evidenced by the Factoring Agreement. The parties modify the Revolving Facility as more fully set forth herein.

C. Lender and others, on the one hand, and Borrower have entered into that certain CREDIT AGREEMENT, dated as of and closed on October 19, 2005, and all of the agreements and documents entered into in connection therewith, and the Amended and Restated Credit Agreement, of even date herewith (collectively, the “Loan Agreement”), and;

D. Pursuant to the Loan Agreement, a Term Loan in the principal amount of $2,500,000 is outstanding, and various obligations are owing under the Factoring Agreement;

E. The Advances made hereunder shall be used to repay all obligations owing to Lender under the Factoring Agreement, and for general operating expenses of Borrower;

F. Borrower has requested that each Borrower guaranty the Obligations.

G. This Agreement is entered into and will be performed in the Controlling State.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. Certain Definitions and Index to Definitions.

1.1. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

1.2. Definitions. All other terms contained in this Agreement which are not specifically defined herein shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

1.2.1. “Advances” - see Section 2.1.1 hereof.

1.2.2. “Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2.3. “Allowable Amount” - the lesser of (i) the Borrowing Base less Availability Reserves, if any and (ii) the Maximum Amount.

1.2.4. “Anniversary Due Date” - October 31, 2010.

1.2.5. “Audit Fee” - actual costs, as and when incurred.

1.2.6. “Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Advances which would otherwise be available to Borrower hereunder, including adjustments:

1.2.6.1.	To reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

1.2.6.2.	To reflect Lender’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

1.2.6.3.	In respect of any state of facts that Lender determined in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.2.7. “Balance of Loan” - the unpaid balance of (a) Advances, (b) other payments made by Lender arising hereunder for which Borrower is liable to Lender, and (c) any Credit Accommodation that is outstanding.

1.2.8. “Borrower” - see Preamble hereof.

1.2.9. Intentionally Omitted.

1.2.10. “Borrowing Base” - (i) Until March 31, 2008, 90% of the Net Face Amount of the Eligible Accounts and (ii) from April 1, 2008 and thereafter, 90% of the of Net Face Amount of the Eligible Accounts excluding the Unbilled Accounts; provided, however, that upon the Term Loan being paid in full, the Borrowing Base shall be 90% of the Net Face Amount of the Eligible Accounts.

1.2.11. “Borrowing Base Certificate” - a request for an Advance, in form and content acceptable to Lender.

1.2.12. “Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.

1.2.13. Intentionally Omitted

1.2.14. Intentionally Omitted

1.2.15. “Closing Date” - the date on which this Agreement is accepted by Lender.

1.2.16. “Collateral” – All Borrower’s present and future accounts, including Unbilled Accounts (hereinafter “Accounts”), Chattel Paper, Inventory, Equipment, Instruments, Investment Property, Documents, Deposit Accounts, Letter of Credit Rights, and General Intangibles, and the proceeds thereof.

1.2.17. Intentionally Omitted.

1.2.18. “Controlling State” Florida.

1.2.19. “Credit Accommodation” - any advance or other extension of credit under this Agreement by Lender to or on behalf of Borrower.

1.2.20. “Default Rate” – the Interest Rate – Unbilled, plus five percent (5%) per annum. To the extent the Default Rate is calculated with reference to the Prime Rate, any change in the Default Rate shall be effective as of the date of any change in the Prime Rate.

1.2.21. Intentionally Omitted.

1.2.22. “Early Termination Fee.” – 2.5% of the highest total of outstanding Advances during the year of termination, if termination occurs prior to the October 31, 2009.

1.2.23. “Eligible Account” - means Borrower’s Accounts arising in the ordinary course of Borrower’s business from the sale of goods or rendition of services, which Lender, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Lender may from time to time deem appropriate, and which are eligible under the Borrowing Base Certificate.

1.2.24. “Event of Default” - see Section 13 hereof.

1.2.25. Intentionally omitted.

1.2.26. “GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

1.2.27. “Guarantor(s)” - all entities now or hereafter guaranteeing the Obligations.

1.2.28. “Guaranty” - a continuing guaranty in form and substance acceptable to Lender by which a Guarantor guarantees the Obligations.

1.2.29. “Interest Rate” - shall either be four and one half percent (4.5%) per annum in excess of the Prime Rate (“Interest Rate – Unbilled”), or one percent (1%) per annum in excess of the Prime Rate (“Interest Rate – Billed”). To the extent the Interest Rate is calculated with reference to the Prime Rate, any change in the Interest Rate shall be effective as of the date of any change in the Prime Rate.

1.2.30. “Lender” - See Preamble.

1.2.31. “Lending Office” - Lender’s office described in the Section 25.1.

1.2.32. “Loan Documents” - this Agreement and the Loan Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2.33. “Management Fee “ - a fee earned by Lender, which, in addition to all other fees and charges, is in consideration of account related credit and collection services, based on the number of days an account is unpaid in whole or in part, computed from the invoice date, as follows:

Days Unpaid	Management Fee
Between 0 and 59	.70% of the gross face amount (“Current A/R Fee”), and
between 60 and 75	.50% of the gross face amount, and
75+	1.00% of the gross face amount

1.2.34. “Maximum Amount” - $25,000,000.

1.2.35. “Monetary Collateral” - cash, checks or other proceeds of Collateral in tangible form.

1.2.36. “Net Face Amount” - with respect to an Account, the gross face amount thereof less all trade discounts or other deductions and claims to which the Account Debtor is entitled, or as to unbilled accounts, an amount acceptable to Lender.

1.2.37. “Obligated Party” - any entity obligated with respect to any Collateral.

1.2.38. “Obligations” - all present and future obligations owing by Borrower to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, attorneys’ fees and account-ants’ fees chargeable to Borrower or incurred by Lender in connection with this Agreement and/or the transaction(s) related thereto;

1.2.39. “Obligors” - Borrower and all Guarantors.

1.2.40. “Permitted Liens” - liens and security interests held by Lender, liens and security interests that are permitted in the Loan Agreement.

1.2.41. “Prime Rate” - the Prime Rate as reflected in The Wall Street Journal. If such rate is shown as a range, then the Prime Rate shall be the highest value in such range.

1.2.42. Intentionally Omitted

1.2.43. “Subordinating Creditor” - any party entering into a Subordination Agreement with Lender.

1.2.44. “Subordination Agreement” - a subordination agreement in form and substance acceptable to Lender whereby Subordinating Creditor subordinates in favor of Lender obligations owed to it by Borrower.

1.2.45. “Termination Date” - the earlier of (i) the Anniversary Due Date, or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein, or (iii) the date on which Borrower repays the Advances in full; each of which shall constitute a termination of this Agreement hereunder.

1.2.46. “UCC” - The Uniform Commercial Code in effect in the Controlling State at the date on which a determination thereunder is to be made.

1.2.47. “Unbilled Accounts” - means the value of goods and services rendered to an account debtor that has not yet been billed by Borrower, as that value is established by Borrower, and as Lender may accept, in Lenders’ sole discretion.

2. Credit Facilities.

2.1. Advances Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

2.1.1. Lender, shall, from time to time, at the request of Borrower, make advances (“Advances”) to Borrower, so long as, before and after such Advance, the Balance of Loan does not exceed the Allowable Amount, and provided no Event of Default has occurred.

2.1.2. Lender may, in its discretion, reduce the Borrowing Base to the extent that Lender determines in good faith that events, conditions, contingencies or risks warrant such reduction.

2.2. General Provisions.

2.2.1. At Lender’s request, Borrower shall deliver to Lender Borrowing Base Certificates, Unbilled Accounts reports, transaction reports and loan requests, schedules of accounts, and schedules of collections, all in form and content acceptable to Lender; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Lender’s security interest and other rights in all of accounts, nor shall Lender’s failure to advance or lend against a specific accounts affect or limit Lender’s security interest and other rights therein. Loan requests received after 12:00 PM will not be considered by Lender until the next Business Day. Together with each such schedule, or later if requested by Lender, Borrower shall furnish Lender with copies (or, at Lender’s request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Lender an aged accounts receivable trial balance in such form and at such intervals as Lender shall request. In addition, Borrower shall deliver to Lender the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide or notify Lender with copies of all credit memos as and when prepared or identified by Borrower.

2.2.2. Crediting Borrower’s Account. All Advances and other Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrower, or such other deposit accounts as are acceptable to Lender.

2.2.3. Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:

2.2.3.1.	upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or

2.2.3.2.	At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

2.3. Conditions of Lender’s Obligations. All conditions of Lender’s obligation to extend Credit Accommodations are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time.

2.4. Limitations on Credit Accommodations. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

3. Payments by Borrower.

3.1. In General.

3.1.1. Place of Payments. All payments hereunder shall be made by Borrower to Lender at the Lending Office, or at such other place as Lender may designate in writing.

3.1.2. Prepayments; Application of Payments. Borrower shall have the right to make payments at any time in reduction of the Obligations, in whole or in part; provided, however, that Lender may apply any payments received to the Obligations, or portion thereof, in any manner and in any order as Lender may determine in its sole discretion, notwithstanding contrary instructions received.

3.1.3. ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower. At Lender’s request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.

3.1.4. Application of Collections. Lender shall credit payments and collections when the same clear, or at Lender’s election, three Business Days after receipt of payment or collection. Should any check or item of payment not be honored, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

3.2. Interest and Fees.

3.2.1. Interest.

3.2.1.1.	Interest. Subject to Section 3.2.1.2 hereof, and except as hereinafter provided in this Section 3.2.1.1, interest on the Balance of Loan shall be payable monthly, in arrears, and shall be computed as follows: (i) at the Interest Rate – Billed with respect to Advances made on the basis of the billed accounts included in the Borrowing Base, (ii) at the Interest Rate – Unbilled, with respect to Advances made on the basis of Unbilled Accounts included in the Borrowing Base, and (iii) from and after the date that Borrower has repaid the entire Term Loan, interest on the entire Loan Balance shall be calculated at the Interest Rate – Unbilled. Interest shall be calculated on a daily basis, and due on the first (1st) day of each month following the accrual thereof. Lender is authorized to debit Borrower’s loan account on the first business day of each month for interest accrued hereunder during the preceding month.

3.2.1.2.	Default Interest. Immediately upon the occurrence of an Event of Default, Borrower shall pay to Lender interest, before and after judgment at the Default Rate.

3.2.1.3.	Lender’s failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender to charge such Default Rate. Lender reserves the right to, and Borrower hereby acknowledges that Lender may, recalculate interest at the Default Rate.

3.2.1.4.	Calculation of Interest. All interest charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

3.2.2. Fees.

3.2.2.1.	Management Fee. Borrower shall pay the Management Fee upon demand by Lender, but no later than the due date of interest. Notwithstanding anything to the contrary contained herein, in the event that the Term Loan is paid in full, Borrower shall no longer be obligated to pay the Current A/R Fee.

3.2.2.2.	Early Termination Fee. Borrower shall pay the Early Termination Fee if there is a termination of this Agreement, including by reason of an Event of Default, or any prepayment the Obligations (whether by acceleration or otherwise) prior to the Anniversary Due Date.

3.2.2.3.	Audit Fee. Borrower shall pay an Audit Fee to Lender in connection with each audit Lender performs or causes to be performed hereunder.

3.3. Grant of Security Interest. To secure the payment and performance in full of the Obligations, Borrower grants to Lender a security interest in the Collateral, and all proceeds and products thereof.

4. Authorization to File Financing Statements.

4.1. The Borrower irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

4.1.1. indicate the Collateral as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

4.1.2. contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization, and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and

4.1.3. contain a notification that Borrower has granted a negative pledge to Lender, and that any subsequent lienor may be tortiouously interfering with Lender’s rights;

4.1.4. advises third parties that any notification of Borrower’s Account Debtors will interfere with Lender’s collection rights.

4.2. The Borrower agrees to furnish any of the foregoing information to Lender promptly upon request.

4.3. The Borrower ratifies its authorization for Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.4. The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

5. Other Actions. Borrower agrees to take the following actions at its own expense with respect to the following Collateral:

5.1. Promissory Notes and Tangible Chattel Paper. If Borrower shall at any time hold any promissory notes or tangible chattel paper, Borrower shall forthwith endorse, assign, and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.

5.2. Deposit Accounts.

5.2.1. For each deposit account maintained at any time by Borrower, Borrower shall, at Lender’s request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause Lender to acquire Control over the deposit accounts.

5.2.2. Lender shall not withdraw funds from any of Borrower’s Deposit Accounts unless an Event of Default has occurred.

5.2.3. The provisions of this Section 5.2 shall not apply to (i) any deposit account for which Borrower, the depositary bank, and Lender have entered into a cash collateral agreement specially negotiated among Borrower, the depositary bank, and Lender for the specific purpose set forth therein, (ii) deposit accounts for which Lender is the depositary, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s salaried employees.

5.3. Intentionally Omitted

5.4. Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by

Lender, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and shall act upon the instructions of Lender, without the further consent of Borrower.

5.5. Intentionally Omitted

5.6. Letter-of-Credit Rights. If Borrower is at any time a beneficiary under a Letter of Credit it shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall cause Lender to acquire Control thereof, in form satisfactory to Lender.

5.7. Intentionally Omitted

5.8. Other Actions as to any and all Collateral. The Borrower shall take any other action reasonably requested by Lender to ensure the attachment, perfection, and first priority of, and the ability of Lender to enforce, Lender’s security interest in the Collateral including, without limitation:

5.8.1. causing Lender’s name to be noted as Lender on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce its security interest therein;

5.8.2. complying with any provision of any statute, regulation, or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of Lender to enforce, its security interest therein;

5.8.3. obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor, or other person obligated on Collateral;

5.8.4. obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, and

5.8.5. Taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

6. Relation to Other Documents. The provisions of this Agreement supplement the provisions of any documents reflecting rights granted by Borrower to Lender and securing the payment or performance of any of the Obligations (“Security Documents”). Nothing contained in any Security Document shall derogate from any of the rights or remedies of Lender hereunder. In addition, the provisions of this Agreement shall be read and construed with the other Loan Documents and Security Documents indicated below in the manner so indicated.

6.1. Stock Pledge Agreement. Borrower has also executed and delivered to Lender a stock pledge agreement or agreements (the “Pledge”). In the event of any conflict between the terms thereof and the term of this Agreement, the terms of the Pledge shall control.

6.2. Other Security Agreements. Borrower has or will be executing and delivering to Lender other security agreements or assignments (each an “Assignment”). In the event of any conflict between the terms thereof and the term of this Agreement, the terms of the Assignment shall control.

6.3. Indemnities. All indemnities granted by Borrower to Lender under any Loan Document or other document shall apply to the transactions contemplated hereunder, and shall survive and continue in full force and effect after the Termination Date.

7. Collection and Administration of Accounts.

7.1. Collection.

7.1.1. At Lender’s request, all account debtors will be instructed to make payments to Lender. In the event that Borrower receives any payment on Collateral, Borrower shall hold all such payments in trust for Lender, and Borrower shall deliver all such payments and proceeds to Lender within one Business Day after receipt by Borrower, in their original form, duly endorsed to Lender, to be applied to the Obligations in such order as Lender shall determine. In that connection, Lender may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other “blocked account” as Lender may specify, pursuant to a blocked account agreement in such form as Lender may specify. Lender or its designee may, at any time, notify account debtors that Lender has been granted a security interest in the accounts or Collateral, and that all amounts due must be paid to Lender or its designee. Borrower shall, place a notification on its invoices sent to its account debtors that Monetary Collateral be (or, if received by Borrower, shall cause same to be):

7.1.1.1.	Sent to Lender or a post office box designated by or in the name of Lender, or in the name of Borrower, but as to which access is limited solely to Lender: or

7.1.1.2.	Deposited into a bank account maintained in the name of Lender or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred to Lender. In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

7.2. Electronic Proceeds of Collateral. In the event Borrower receives proceeds of Collateral in the form of wire transfer or other intangible funds transfer mechanism, Borrower shall immediately pay such proceeds to Lender.

7.3. Lender’s Powers. Borrower hereby authorizes Lender, at Borrower’s sole expense, to exercise at any time in Lender’s discretion all or any of the following powers, which powers are irrevocable until all of the Obligations have been paid in full:

7.3.1. receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

7.3.2. After an Event of Default:

7.3.2.1.	Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

7.3.2.2.	Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;

7.3.2.3.	Extend the time of payment of, compromise, or settle for cash, credit, return of merchandise, any and all Monetary Collateral and discharge or release any Obligated Party without affecting any of the Obligations;

7.3.3. execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower and

7.3.4. Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.

7.4. Release. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

8. Conditions Precedent to All Advances. Subject to the other terms and conditions contained herein, Lender’s obligation to make any Credit Accommodation available to Borrower is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

8.1. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all respects on and as of the date of such Advance.

8.2. No Event of Default. No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such Advance.

8.3. Payment of All Fees. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable hereunder and pursuant to the terms hereof.

9. Representations and Warranties. Borrower represents and warrants to Lender as follows, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of any Credit Accommodations:

9.1. Intentionally Omitted

9.2. Conform with Other Laws. The Borrower has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9.3. Title. Borrower holds title to the Collateral free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

9.4. Accurate Records. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower’s cost therefor.

9.5. Intentionally Omitted.

9.6. Intentionally Omitted.

9.7. No Actions, etc. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Obligor, except for ongoing collection matters in which Borrower is the plaintiff.

9.8. Financial Statements. All financial statements relating to any Obligor that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present such Obligor’s financial condition as of the date thereof and its results of operations for the period then ended.

9.9. Material Change. There has not been a material adverse change in the financial condition of any such Obligor since the date of the latest financial statements submitted to Lender on or before the Closing Date.

10. Authorization to Lender

10.1. Appointment and Powers of Lender. The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including, but not limited to:

10.1.1. upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as though Lender were the absolute owner thereof, and to do at Borrower’s expense, all acts which Lender deems necessary to protect, preserve, or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Agreement, including, without limitation:

10.1.2. the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes;

10.1.3. the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments, or other instruments of conveyance or transfer with respect to such Collateral; or

10.1.4. the filing on behalf of Borrower with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

11. Affirmative Covenants. Until full payment of the Obligations, termination of this Agreement and full performance of each covenant, Borrower shall:

11.1. Financial Statements, Reports and Certifications. In addition to all information required under the Agreement, at Lender’s request, Borrower shall provide Lender with the following:

11.1.1. Information necessary to prepare a Borrowing Base Certificate, in form and content acceptable to Lender, with each draw request, including a list of Unbilled Accounts each Friday.

11.1.2. A list of Accounts when each Account is generated.

11.1.3. Accounts aging, aged by invoice date, within ten days after the end of each month.

11.1.4. Monthly accounts payable aging, aged by invoice date, and outstanding or held check registers within ten days after the end of each month.

11.1.5. Tax Returns. Copies of each of Borrower’s:

11.1.5.1.	federal income tax returns, and any amendments thereto, within 10 (Ten) days of the filing thereof with the Internal Revenue Service; and

11.1.5.2.	federal payroll tax returns within ten (10) days of filing, together with proof, satisfactory to Lender, that all taxes have been paid.

11.2. Consultation with Counsel. The Debtor shall advise Lender promptly upon its forming an intention to consult with legal counsel concerning either (i) the filing of a case under the Bankruptcy Code, or (ii) the commencement of litigation against Lender.

11.3. Inspections.

11.3.1. Permit Lender or any representatives thereof, during usual business hours, without notice to Borrower, to periodically:

11.3.1.1.	have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower’s books and records; and

11.3.1.2.	permit Lender or its designees to inspect, audit, make copies of, and make extracts from Borrower’s records as Lender may request.

11.3.2. Without expense to Lender, Lender may use any of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

11.3.3. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense, all financial information, books and record, work papers, management reports and other information in their possession relating to Borrower. In addition to the foregoing, Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement.

11.4. Expenses.

11.4.1. Generally. Pay all reasonable out-of-pocket expenses of Lender (including, but not limited to, fees and disbursements of Lender’s counsel) incident to (whether by judicial proceedings or otherwise, and whether any resulting dispute resolution procedure involving tort, contract or other claims):

11.4.1.1.	the preparation, negotiation, execution, administration and enforcement of the Loan Documents, any amendments, extensions and renewals thereof, and any other documents prepared in connection with any transactions between Borrower and Lender, whether or not executed;

11.4.1.2.	any expenses incurred by Lender (whether or not for the benefit of Borrower) under this Agreement, including, without limitation, all expenses for postage relating to the mailing of statements, invoices, and verifications, and all expenses relating to any audits of all or any portion of the Collateral;

11.4.1.3.	the protection of Lender’s rights under the Loan Documents;

11.4.1.4.	defending against any and all claims against Lender relating to any of its acts of commission or omission directly or indirectly relating to the Loan Documents;

11.4.1.5.	or in any way arising out of a bankruptcy proceeding commenced by or against Borrower, including but not limited to expenses incurred in enforcing or defending Lender’s claims against Borrower or the Collateral, defending any avoidance actions, and expenses related to the administration of said proceeding.

11.4.2. Indemnification. In addition to all other indemnifications by Borrower in favor of Lender, indemnify and save Lender harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Loan Documents or any action of Lender with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender’s name or that of Lender’s nominee or any purchaser at a foreclosure sale.

11.5. Enforcement of Judgments. Reimburse Lender for all costs and expenses, including attorneys’ fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

11.6. Taxes and Expenses Regarding Borrower’s Assets.

11.6.1. Make timely payment or deposit of all taxes, assessments or contributions required of Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender’s request, Lender may, in its sole discretion and without notice to Borrower:

11.6.1.1.	Make payment of the same or any part thereof; or

11.6.1.2.	Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

11.6.2. Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:

11.6.2.1.	An agreement by Lender to make similar payments in the future; nor

11.6.2.2.	A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.7. Change in Name. Give Lender written notice immediately upon forming an intention to change its name or form of business organization.

11.8. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Lender. In addition, all such insurance shall be payable to Lender under a Lender Lender Loss Payable Endorsement. Without limiting the foregoing, Borrower will:

11.8.1. Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;

11.8.2. Maintain all such workers’ compensation or similar insurance required by law;

11.8.3. Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of Borrower; business interruption insurance; and product liability insurance.

12. Negative Covenants. Until full payment of the Obligations and termination of this Agreement, Borrower will not:

12.1. Modify Account Obligations. After written notice by Lender to Borrower, and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender

12.1.1. grant any extension of time for payment of any Accounts;

12.1.2. compromise or settle any Accounts for less than the full amount thereof;

12.1.3. release in whole or in part any Account Debtor; or

12.1.4. Grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any Accounts.

12.2. Liens and Encumbrances. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

12.3. Mergers, etc. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.

12.4. Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties, assets (other than sales of Inventory to buyers in the ordinary course of Borrower’s business as currently conducted).

12.5. Change of Name. Change Borrower’s name, state of organization, business structure, or identity.

12.6. Suspension of Business. Suspend or go out of a substantial portion of its business.

13. Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

13.1. Borrower defaults in the performance or payment of any Obligations when due, whether at maturity, upon acceleration, or otherwise;

13.2. Borrower is in default with respect to the Loan Documents;

13.3. The Balance of Loan at any time exceeds the Allowable Amount for five consecutive calendar days, or for ten days out of the prior thirty days;

13.4. Any Obligor fails to pay any Indebtedness for borrowed funds when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or fails to perform or observe any term, covenant, or condition of any agreement relating to any such Indebtedness, if the effect of such failure to perform or observe is the acceleration of the maturity of such Indebtedness, whether or not such failure is waived by the obligee of such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

13.5. An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

13.6. An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;

13.7. A sale, hypothecation or other disposition is made of twenty percent (20%) or more of the beneficial interest in any class of voting stock of Borrower, other than sales in the public market of TSS;

13.8. Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke the Guaranty with respect to future transactions, or the Guaranty shall cease to be in full force and effect for any reason whatever;

13.9. Any Subordinating Creditor fails to perform or observe any of such Subordinating Creditor’s obligations under any Subordination Agreement, or notifies Lender of the Subordinating Creditor’s intention to rescind, modify, terminate or revoke the Subordination Agreement with respect to future transactions, or the Subordination Agreement ceases to be in full force and effect for nay reason whatsoever;

13.10. Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.

14. Remedies.

14.1. Upon the occurrence of any Event of Default at Lender’s option:

14.1.1. Lender may declare this Agreement and all of Lender’s obligations hereunder terminated;

14.1.2. Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Lender.

14.1.3. all Obligations shall accrue interest at the Default Rate; and

14.1.4. Lender may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Loan Documents, at law, in equity, or otherwise.

14.2. BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER’S OBLIGATIONS HEREUNDER. FURTHER, LENDER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST

DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

15. Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is commercially reasonable for Lender:

15.1. to not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

15.2. to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

15.3. to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

15.4. to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

15.5. to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

15.6. to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

15.7. to dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

15.8. to dispose of assets in wholesale rather than retail markets;

15.9. to disclaim all disposition warranties; or

15.10. to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral.

15.11. The Borrower acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.

16. Proceeds and Expenses of Dispositions The Borrower shall pay to Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in protecting, preserving, or enforcing Lender’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Lender may determine, notwithstanding contrary instructions received by Lender from Borrower or any other third party.

17. Termination.

17.1. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Termination Date.

17.2. Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

18. Revocation of Borrower’s Right to Sell Inventory Free and Clear of Lender’s Security Interest. Lender may, upon the occurrence of an Event of Default, revoke Borrower’s right to sell Inventory free and clear of Lender’s security interest therein.

19. No Lien Termination without Release. In recognition of Lender’s right to have all its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until each Obligor has executed and delivered to Lender general releases in a form reasonably acceptable to Lender. Borrower understands that this provision constitutes a waiver of its rights under §9-513(c) of the UCC.

20. Account Stated. Lender shall render to Borrower a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

21. Retention of Records. Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

22. Notices to Third Parties. Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender’s sole discretion, including, without limitation, Borrower’s financial condition. Borrower shall provide to each Guarantor and Subordinating

Creditor a copy of each notice, statement or report required to be given to Lender under any of the paragraphs of this section.

23. Information to Participants. Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

24. Entire Agreement. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

25. Miscellaneous.

25.1. Notices. All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by electronic means to a receiver under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

BORROWER

Address:              (see Loan Agreement)

LENDER

Address:              (see Loan Agreement)

25.2. Survival. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

25.3. Amendment and Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

25.4. No Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. Any waiver, permit, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

25.5. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Controlling State.

25.6. Waiver of Statute of Limitations. Borrower waives the pleading of any statute of limitations with respect to any and all actions in connection herewith. To the extent that Borrower may now or in the future have any claim against Lender, arising out of this agreement or the transaction contemplated herein whether in contract or tort or otherwise, Borrower must assert such claim within one year of it accruing. Failure to assert such claim within one year shall constitute a waiver thereof. Borrower agrees that such period is reasonable and sufficient for it to investigate and act upon the claim. This Section shall survive any termination of this agreement. A copy of the waiver may be filed as a written consent in any judicial proceeding.

25.7. Venue. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Lender so elects, be instituted in the United States District Court for the District of the Controlling State or any court of said state (the “Acceptable Forums”), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Controlling State or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

25.8. Waiver of Trial by Jury. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND

CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

25.9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

25.10. Effect of Agreement. Upon execution and delivery of this Agreement, the Revolving Facility shall be deemed amended and restated in it entirely, and the terms of this Agreement shall control the revolving credit facility that Lender is making available to Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

THE CORNWALL GROUP, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

VANGUARD SECURITY, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

FORESTVILLE CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

ARMOR SECURITY, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

PROTECTION TECHNOLOGIES CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

INTERNATIONAL MONITORING, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

GUARDSOURCE CORP.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

LENDER

LSQ FUNDING GROUP, L.C.

By:	/s/ Larry Stephenson
Name:	Larry Stephenson
Title:	Authorized Agent